UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (236) 521-0583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 3.02

Unregistered Sales of Equity Securities

On December 23, 2016, Rise Resources Inc. (the “Company”) completed the issuance and sale of an aggregate of 21,044,500 units at a price of CAD$0.20 per unit for gross proceeds of CAD$4,208,900 (the “Private Placement”).  Each unit consists of one share of the Company’s common stock and one transferable share purchase warrant exercisable into one share of common stock at a price of CAD$0.40 until December 23, 2018.  All securities issued pursuant to the Private Placement are subject to statutory hold periods in accordance with applicable United States and Canadian securities laws for a minimum of six months.

In connection with the Private Placement, the Company paid eight finders a cash commission equal to either 2% or 6% depending on the manner of introduction, of the gross proceeds raised from investors introduced to the Company by those finders, for a total of CAD$221,610, and issued an aggregate of 1,104,300 finders’ warrants, with each warrant exercisable into one share of the Company’s common stock at a price of CAD$0.40 until December 23, 2018.

The Company plans to use approximately $2,000,000 of the proceeds from the Private Placement to exercise an option to purchase an undivided 100% interest in and to certain mineral lands and surface rights in the United States, CAD$350,000 to complete a NI 43-101-compliant technical report on the land, and the balance of the funds for general working capital purposes.

In addition, on December 27, 2016, the Company granted 2,142,542 options to Benjamin Mossman, its Chief Executive Officer and director, pursuant to its stock option plan.  Each option vests immediately and is exercisable into one share of the Company’s common stock at a price of CAD$0.24 per share until December 27, 2021.

The Company issued the shares and warrants underlying the foregoing units and granted the foregoing options in reliance on the exemptions from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act ”) and Section 4(a)(5) of the Securities Act.  The Company’s reliance on Rule 903 of Regulation S under the Securities Act (“Regulation S”) was based on the fact that the securities were sold or granted, as the case may be, in “offshore transactions”, as defined in Rule 902(h) of Regulation S.  The Company did not engage in any directed selling efforts in the United States in connection with the sale or grant of the securities, and neither the applicable investors nor the grantee were U.S. persons or acquired the securities for the account or benefit of any U.S. person.  The Company’s reliance on Section 4(a)(5) was based on the fact that each U.S. investor in the Private Placement provided representations to the Company regarding his status as an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act, and that neither the Company nor anyone acting on its behalf engaged in any advertising or public solicitation in connection with the Private Placement.

As of the date of this current report on Form 8-K, the Company has 54,582,841 issued and outstanding shares of common stock, outstanding warrants to purchase 24,132,800 shares of common stock and outstanding options to purchase 5,429,142 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2016

RISE RESOURCES INC.

/s/ Cale Thomas
Cale Thomas
Chief Financial Officer, Treasurer, Director